CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 033-59898, No. 333-38143, No. 333-50326 and No. 033-38138)
pertaining to the Investment Incentive Program of Fremont General Corporation of our report dated June 15, 2001, with respect to the financial statements and schedule of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in its Annual Report on Form 11-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     ERNST & Young LLP


Los Angeles, California
June 28, 2001